SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC   20549

FORM 8-K


CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event)   January 16, 1995

HARSCO CORPORATION   (Exact name of registrant as specified in its charter)


Delaware   (State or other jurisdiction of incorporation)

1-3970   (Commission File Number)

23-1483991   (I.R.S. Employer Identification Number)


350 Poplar Church Road
Camp Hill, Pennsylvania
Address of principal executive offices)

17001-8888
(Zip Code)


Registrant's telephone number, including area code:  (717) 763-7064


Item 5.  Other Events.

The Company Announces Plans to Exit the School Bus Business:

On January 16, 1995, the Company announced that it plans to close its school bus manufacturing division in Marysville, Ohio. However, the Company is continuing discussions with a number of parties concerning the possible sale of the business or certain assets which, if successful, could result in the preservation of some employment at the facility.

Following its latest assessment of the prospects for the Company's BMY-Wayne Wheeled Vehicles bus business, management concluded that despite some progress, this operation would continue to incur substantial additional losses before achieving the sales volume increases and cost savings necessary to reach the break even mark, and for the long-term the Division was not likely to meet Harsco's strategic requirement of producing consistent, superior financial returns.

The Company will continue operations to finish production of the buses currently on order and expects substantial completion at the end of the first quarter. The Company will record a provision in the fourth quarter of 1994 related to the realizable value of the Division's inventory and other assets. The Company is currently analyzing those values to determine the amount of the provision.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   HARSCO CORPORATION
                                   (Registrant)



Date:  January 20, 1995            By:  /s/ Derek C. Hathaway
                                            Chairman, President &
                                            Chief Executive Officer